Exhibit 10.9




                            STONE ENERGY CORPORATION

               AMENDMENT TO THE ANNUAL INCENTIVE COMPENSATION PLAN
                                JANUARY 15, 1997




    Exhibit II to the Annual Incentive Compensation Plan is amended to provide that the following be used as the criteria by the Compensation Committee in determining whether an incentive bonus pool should be awarded in any calendar year and the amount of any such pool.

                                                   Bonus                           Bonus
                                                   Points                 Performance Parameters
                                                 Allocation             Minimum             Maximum
                                                -----------             -------             --------
Annual change in shareholder value,
     using average December stock prices.....        15                    0%       to        20%

Superior performance percentage used by
     the original plan which compares SGY
     to the peer group by quarter............        20                    0%       to        20%

Earnings and cash flow per share.............        15                   10%       to        30%

Annual change in net asset value.............        20                   10%       to        30%

Discretionary................................        30
                                                     --

Total                                               100
                                                    ===
